Exhibit 99.3
Reclassified Ending Asset Balances due to Business Segment Restructuring

(In millions)	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,
	2022	2023	2023	2023	2023
Private Banks:
Equity and fixed-income programs	$22,377	$23,653	$24,091	$23,039	$24,496
Collective trust fund programs	7	6	7	6	4
Liquidity funds	3,201	3,427	3,433	3,636	3,916
Total assets under management	$25,585	$27,086	$27,531	$26,681	$28,416
Client assets under administration	4,151	4,299	4,154	4,399	7,267
Total assets	$29,736	$31,385	$31,685	$31,080	$35,683

Investment Advisors:
Equity and fixed-income programs	$66,240	$68,065	$69,439	$66,911	$71,634
Liquidity funds	5,436	4,965	4,968	5,175	4,812
Total Platform assets under management	$71,676	$73,030	$74,407	$72,086	$76,446
Platform-only assets	13,931	14,980	16,103	16,232	18,324
Platform-only assets-deposit program	—	—	—	—	843
Total Platform assets	$85,607	$88,010	$90,510	$88,318	$95,613

Institutional Investors:
Equity and fixed-income programs	$73,178	$74,939	$75,854	$72,387	$77,208
Collective trust fund programs	5	4	4	4	1
Liquidity funds	1,557	1,576	1,353	2,119	1,734
Total assets under management	$74,740	$76,519	$77,211	$74,510	$78,943
Client assets under advisement	4,314	4,559	4,368	4,085	6,120
Total assets	$79,054	$81,078	$81,579	$78,595	$85,063

Investment Managers:
Collective trust fund programs (A)	$141,285	$146,176	$149,779	$146,991	$156,376
Liquidity funds	199	203	249	180	114
Total assets under management	$141,484	$146,379	$150,028	$147,171	$156,490
Client assets under administration (E)	794,149	829,352	857,801	871,385	920,757
Total assets	$935,633	$975,731	$1,007,829	$1,018,556	$1,077,247

Investments in New Businesses:
Equity and fixed-income programs	$1,912	$2,031	$2,104	$2,017	$2,174
Liquidity funds	215	217	217	202	209
Total assets under management	$2,127	$2,248	$2,321	$2,219	$2,383
Client assets under advisement	1,077	1,081	1,098	1,070	1,150
Client assets under administration (E)	16,342	16,476	15,769	14,997	14,807
Total assets	$19,546	$19,805	$19,188	$18,286	$18,340

LSV Asset Management:
Equity and fixed-income programs (B)	$83,753	$84,964	$86,469	$83,684	$89,312

Total:
Equity and fixed-income programs (C)	$247,460	$253,652	$257,957	$248,038	$264,824
Collective trust fund programs	141,297	146,186	149,790	147,001	156,381
Liquidity funds	10,608	10,388	10,220	11,312	10,785
Total assets under management	$399,365	$410,226	$417,967	$406,351	$431,990
Client assets under advisement	5,391	5,640	5,466	5,155	7,270
Client assets under administration (D)	814,642	850,127	877,724	890,781	942,831
Platform-only assets	13,931	14,980	16,103	16,232	19,167
Total assets	$1,233,329	$1,280,973	$1,317,260	$1,318,519	$1,401,258
(A)Collective trust fund program assets in the Investment Managers segment are included in assets under management since SEI is the trustee. Fees earned on this product are less than fees earned on customized asset management programs.
(B)Equity and fixed-income programs include $1.9 billion of assets managed by LSV in which fees are based solely on performance and are not calculated as an asset-based fee (as of December 31, 2023).
(C)Equity and fixed-income programs include $6.3 billion of assets invested in various asset allocation funds (as of December 31, 2023).
(D)    In addition to the assets presented, SEI also administers an additional $11.2 billion in Funds of Funds assets on which SEI does not earn an administration fee (as of December 31, 2023).
(E)    Due to the reorganization of business segments, client assets under administration were reclassified from Investment Managers to Investments in New Businesses.